UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 25, 2006

The Tube Media Corp.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

005-79752	84-1557072
(Commission File Number)	(IRS Employer Identification No.)

1451 West Cypress Creek Road, Fort Lauderdale, Florida	33309
(Address of Principal Executive Offices)	(Zip Code)

(954) 714-8100

(Registrant’s Telephone Number, Including Area Code)

AGU Entertainment Corp.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward-Looking Statements

This document may include a number of "forward-looking statements" as that term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements reflect management's current views with respect to future events and financial performance and include statements regarding management’s intent, belief or current expectations, which are based upon assumptions about future conditions that may prove to be inaccurate. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance, involve risk and uncertainties, and that as a result, actual results may differ materially from those contemplated by such forward-looking statements. Such risks include, among other things, the volatile and competitive markets in which we operate, our limited operating history, our limited financial resources, our ability to manage our growth and the lack of an established trading market for our securities. When considering forward-looking statements, readers are urged to carefully review and consider the various disclosures, including risk factors and their cautionary statements, made by us in this document and in our reports filed with the Securities and Exchange Commission.

Item 1.01 Entry into a Material Definitive Agreement.

On February 25, 2006, AGU Entertainment Corp. (the “Company”) changed its name to The Tube Media Corp. The name change was effected pursuant to Section 253 of the General Corporation Law of the State of Delaware by the merger of a wholly-owned subsidiary of the Company into the Company. The Company was the surviving corporation and, in connection with the merger, the Company amended its Certificate of Incorporation to change its name pursuant to the Certificate of Ownership and Merger filed with the Secretary of State of the State of Delaware. A copy of the Certificate of Ownership and Merger is attached hereto as Exhibit 2.1. The Company also amended its Bylaws to reflect the name change and restated its Certificate of Incorporation. Copies of the Restated Certificate of Incorporation and Bylaws, as amended, are attached hereto as Exhibits 2.2 and 2.3, respectively.

The Company’s common stock has been assigned a new CUSIP number. Although it is not necessary to do so, holders of common stock certificates who desire to exchange their certificates for certificates that have the new corporate name and CUSIP number may do so by mailing the certificates to the Company. Holders of common stock in brokerage accounts who desire to exchange certificates should contact their stockbrokers. Any costs associated with the exchange will be the responsibility of the stockholder.

The Company’s common stock is quoted on the Over-The-Counter Bulletin Board under the symbol “AGUE.” The Company has notified the Over-The-Counter Bulletin Board of the change in its name and CUSIP number and expects to be assigned a new symbol.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As described in Item 1.01 above, the Company’s Certificate of Incorporation and Bylaws have been amended, effective February 25, 2006, to change the Company’s name to The Tube Media Corp. Other than changing the Company’s name, no amendments were made to the Company’s Certificate of Incorporation or Bylaws. The Company also restated its Certificate of Incorporation.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

2.1
Certificate of Ownership and Merger, dated February 24, 2006, merging a wholly-owned subsidiary of the Company into the Company pursuant to Section 253 of the General Corporation Law of the State of Delaware.

2.2	Amended and Restated Certificate of Incorporation of the Company.

2.3	Bylaws, as amended, of the Company.

99.1	Press Release, dated March 2, 2006.

2

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 2, 2006	THE TUBE MEDIA CORP.

	By:	/s/ John W. Poling
Name: John W. Poling
Title: Chief Financial Officer